UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 1, 2009
(Date of earliest event reported)

21ST CENTURY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 West Oakland Park Blvd., Suite 300
Lauderdale Lakes, FL	33311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 581-9993

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 and Item 8.01. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers and Other Events

Annual Meeting of Shareholders

On June 2, 2009, 21st Century Holding Company (the "Company," "we" or "us") held its Annual Meeting of Shareholders at its principal executive offices located at 3661 West Oakland Park Boulevard, Suite 207, Lauderdale Lakes, Florida 33311. At the Annual Meeting, our shareholders did not approve a proposal relating to the adoption of the 2009 Stock Option Plan; however, they approved the following three (3) proposals, with the necessary number of votes required by our charter documents and applicable corporate laws:

1. The election of Richard W. Wilcox, Jr. and Bruce F. Simberg as Class II directors to serve until the Annual Shareholder’s Meeting to be held in 2012 or until their successors are elected and qualified;

2.  An amendment to the 2002 Stock Option Plan to extend the maximum term of option grants from six (6) to ten (10) years.

3. Ratifying the selection of DeMeo Young McGrath as the Company’s independent auditors for the 2009 fiscal year.

Appointment of Stephen C. Young as Vice President of Operations of 21st Century Holding Company

Stephen C. Young has been appointed to serve as the Vice President of Operations of the Company effective June 1, 2009.  Mr. Young will relinquish the title of President of the Company however he will maintain his position as President of Federated Premium Finance, Inc., a wholly-owned subsidiary of the Company.  Mr. Young has been with the Company since January, 1998.

Appointment of Michael H. Braun as President of 21st Century Holding Company

Michael H. Braun has been appointed to serve as President of the Company, in addition to maintaining his current roles as the Company’s Chief Executive Officer and President of Federated National Insurance Company, a wholly-owned subsidiary of the Company, effective June 1, 2009.  Mr. Braun has been with the Company since December, 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY HOLDING COMPANY

Date: June 4, 2009	By:	/s/ Peter J. Prygelski, III
	Name:	Peter J. Prygelski, III
	Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)